                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Filed by Registrant   [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement    [ ] Confidential, for Use of the Commission
[X]  Definitive Proxy Statement          Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                             DIEDRICH COFFEE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transactions applies:

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         (2)      Aggregate number of securities to which transactions applies:

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         (3)      Per unit price or other underlying value of transaction
                  computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined):

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         (4)      Proposed maximum aggregate value of transaction:

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         (5)      Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount previously paid:

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         (2)      Form, schedule or registration statement no.:

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         (3)      Filing party:

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         (4)      Date filed:

                             [Diedrich Coffee Logo]


                             Diedrich Coffee, Inc.
                              2144 Michelson Drive
                            Irvine, California 92612



                                  May 15, 1998





Dear Stockholders:

         You are cordially invited to attend the Annual Meeting of Stockholders of Diedrich Coffee, Inc. to be held on Tuesday, June 23, 1998, at 10:00 a.m., local time, at the Disneyland Hotel, 1313 Harbor Boulevard, Anaheim, California 92803. Directions to the meeting location are included on the back page of this booklet for your convenience.

         Information about the meeting and the various matters on which the stockholders will act is included in the Notice of Annual Meeting of Stockholders and Proxy Statement which follow this letter. Also included is a proxy card and postage paid return envelope.

         YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU ARE ABLE TO ATTEND THE MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED, NO MATTER HOW MANY SHARES YOU OWN. WE URGE YOU TO MARK, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENVELOPE PROVIDED. IF YOU DECIDE TO ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOU WILL STILL HAVE THE OPPORTUNITY TO DO SO.

         The Board of Directors appreciates your continued interest in the affairs of the Company. We look forward to personally greeting those stockholders who are able to attend the Annual Meeting of Stockholders.

                                 Sincerely,



                                 John E. Martin
                                 Chairman of the Board

                              DIEDRICH COFFEE, INC.
                              2144 MICHELSON DRIVE
                            IRVINE, CALIFORNIA 92612

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 23, 1998

To the Stockholders of
Diedrich Coffee, Inc.

         The Annual Meeting of Stockholders of Diedrich Coffee, Inc., a Delaware corporation (the "Company"), will be held at the Disneyland Hotel, 1313 Harbor Boulevard, Anaheim, California 92803, on Tuesday, June 23, 1998, at 10:00 a.m., local time, for the following purposes:

         1. To elect six directors to serve until the next annual meeting of stockholders of the Company and until their respective successors are elected and qualified;

         2. To ratify the selection of KPMG Peat Marwick LLP as independent accountants for the Company for the fiscal year ending January 27, 1999; and

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Company's Board of Directors has fixed the close of business on May 8, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting.

         ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. YOU ARE URGED TO SIGN, DATE AND COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING AND WISH TO DO SO, YOU MAY VOTE YOUR SHARES IN PERSON EVEN IF YOU HAVE SIGNED AND RETURNED YOUR PROXY CARD.

                                     By Order of the Board of Directors




                                     Martin R. Diedrich
                                     Vice Chairman of the Board and Secretary

Irvine, California
May 15, 1998

                              DIEDRICH COFFEE, INC.
                              2144 MICHELSON DRIVE
                            IRVINE, CALIFORNIA 92612



                                 PROXY STATEMENT


                         ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 23, 1998

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Diedrich Coffee, Inc., a Delaware corporation (the "Company"), for use at the Company's 1998 Annual Meeting of Stockholders to be held on June 23, 1998 at 10:00 a.m. (the "Meeting") and at any and all postponements and adjournments of the Meeting. The Meeting will be held at the Disneyland Hotel, 1313 Harbor Boulevard, Anaheim, California 92803. Directions to the meeting location are provided at the end of this Proxy Statement. This Proxy Statement and the accompanying form of proxy will be first mailed to stockholders on or about May 15, 1998.

         The cost of preparing, assembling and mailing the Notice of Annual Meeting of Stockholders, Proxy Statement and form of proxy and the cost of soliciting proxies will be paid by the Company. The Company will pay brokers or other persons holding stock in their names or the names of their nominees for the reasonable expenses of forwarding soliciting material to their principals. Proxies may be solicited in person or by telephone, telefax or other electronic means by directors, officers or employees of the Company who will not receive any additional compensation for such solicitation.

                                     VOTING

         The close of business on May 8, 1998 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. On that date there were 5,941,650 shares of the Company's Common Stock outstanding. Each share is entitled to one vote on any matter that may be presented for consideration and action by the stockholders at the Meeting. The holders of a majority of the shares of Common Stock outstanding on the record date and entitled to be voted at the Meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the Meeting and any adjournments and postponements thereof.

         Shares abstained or subject to a broker non-vote are counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business. For proposals other than the election of directors, abstentions are counted in tabulations of the votes cast on a proposal presented to stockholders and generally have the same effect as a vote against the proposal, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. With regard to the election of directors, votes may be cast in favor of the directors or withheld. Because directors are elected by plurality, abstentions from voting and broker non-votes will be entirely excluded from the vote and will have no effect on its outcome.

         Each proxy submitted by a stockholder will, unless otherwise directed by the stockholder in the proxy, be voted FOR (i) election of the six director nominees named herein; and (ii) ratification of the selection of KPMG Peat Marwick LLP as the Company's independent accountants for the fiscal year ending January 27, 1999. If a stockholder has submitted a proxy appropriately directing how the shares represented thereby are to be voted, such shares will be voted according to the stockholder's direction. Any stockholder has the power to revoke his or her proxy at any time before it is voted at the Meeting by submitting a written notice of revocation to the

Secretary of the Company or by filing a duly executed proxy bearing a later date. A proxy will not be voted if the stockholder who executed it is present at the Meeting and elects to vote the shares represented thereby in person.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the number of shares of the Company's Common Stock beneficially owned as of April 30, 1998, by those known by the Company to be beneficial owners of more than five percent (5%) of the outstanding shares of the Company's Common Stock, by each of the present directors, by each of the executive officers named in the Summary Compensation Table found elsewhere in this Proxy Statement, and by all directors and executive officers of the Company as a group. On May 8, 1998, there were 5,941,650 shares of Common Stock outstanding. The number of shares beneficially owned is deemed to include shares of the Company's Common Stock as to which the beneficial owner has or shares either investment or voting power. Unless otherwise stated, and except for voting and investment powers held jointly with a person's spouse, the persons and entities named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. All information with respect to beneficial ownership is based on filings made by the respective beneficial owners with the U.S. Securities and Exchange Commission or information provided to the Company by such beneficial owners.

             Name and Address                          Amount and Nature                       Percent of
            of Beneficial Owner                    of Beneficial Ownership(1)                    Class
            -------------------                    --------------------------                    -----
D.C.H., L.P.                                            1,473,197 (2)                             24.8%
     450 Newport Center Drive
     Suite 450
     Newport Beach, CA  92660
Amre A. Youness                                          430,958  (3)                              6.9%
     301 North Lake Avenue
     Suite 910
     Pasadena, CA  91101
Nuvrty, Inc.                                             340,000  (4)                              5.4%
     301 North Lake Avenue
     Suite 910
     Pasadena, CA  91101
Peter Churm                                               37,700  (5)                              *
Martin R. Diedrich                                       655,107                                  11.0%
Lawrence Goelman                                         112,700  (6)                              1.9%
Paul C. Heeschen                                       1,786,480  (7)                             29.9%
Steven A. Lupinacci                                      309,061  (8)                              5.1%
John E. Martin                                         1,258,533  (9)                             18.5%
Timothy J. Ryan                                          629,367 (10)                              9.6%
Michael P. Reeves                                         17,250 (11)                              *
Kerry W. Coin                                             62,500 (12)                              1.0%
All directors and executive officers as a              4,868,698 (13)                             78.1%
     group (9 persons)

---------------------

*        Less than 1%

(1) Calculated pursuant to Rule 13d-3(d) under the Securities Exchange Act of 1934, as amended. Shares not outstanding that are subject to options or warrants exercisable by the holder thereof within 60 days of May 8, 1998 are deemed outstanding for the purposes of calculating the number and percentage owned by such stockholder, but not deemed outstanding for the purpose of calculating the percentage owned by each other stockholder listed. Unless otherwise noted, all shares listed as beneficially owned by a stockholder are actually outstanding.

(2) Paul C. Heeschen, a director of the Company, is the sole general partner of this limited partnership with voting and investment power as to all shares beneficially owned by the limited partnership.

(3) Pursuant to Schedule 13D filed with the SEC and dated as of October 15, 1997, includes 340,000 shares that are subject to warrants exercisable within 60 days of which he has shared voting and dispositive power with Nuvrty, Inc.

(4) Pursuant to Schedule 13D as filed with the SEC and dated as of October 15, 1997, Nuvrty, Inc., and Amre A. Youness, who is the sole shareholder of Nuvrty, Inc., have shared voting and dispositive power of the 340,000 shares that are subject to warrants exercisable within 60 days.

(5) Includes 25,000 shares subject to options that are exercisable within 60 days.

(6) Includes 100,000 shares subject to options that are exercisable within 60 days. This number does not include the 85,000 shares subject to warrants held by the Virginia R. Cirica Trust. Ms. Cirica is Mr. Goelman's wife. Mr. Goelman disclaims any beneficial interest in the Virginia R. Cirica Trust except to the extent to which Mr. Goelman is a contingent beneficiary under the terms of that Trust.

(7) Includes 1,473,197 shares beneficially owned by D.C.H., L.P. and 255,914 shares beneficially owned by Redwood Enterprises VII, L.P. Mr. Heeschen is the sole general partner of each of these partnerships with voting and investment power as to all of such shares. Also includes 25,000 shares held personally by Mr. Heeschen subject to options that are exercisable within 60 days and 25,000 shares purchased on the open market by the Palm Trust, of which Mr. Heeschen is a trustee with shared voting and investment power as to all of such shares.

(8) Includes 79,183 shares subject to options that are exercisable within 60 days. Mr. Lupinacci resigned as Chief Executive Officer, President and Chief Financial Officer effective March 12, 1997.

(9) Includes 850,000 shares subject to options that are exercisable within 60 days.

(10) Includes 600,000 shares subject to options that are exercisable within 60 days.

(11) Includes 16,650 shares subject to options that are exercisable within 60 days.

(12) Represents 62,500 shares subject to options that are exercisable within 60 days.

(13) Includes 1,758,333 shares subject to options or warrants exercisable within 60 days.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         The Company's directors are elected at each annual meeting of stockholders. Currently the number of authorized directors of the Company is six. At the Meeting, six directors will be elected to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified. If a quorum is present at the Meeting, the nominees receiving the greatest number of votes up to the number of authorized directors will be elected.

NOMINEES FOR ELECTION

         All of the nominees for election as directors at the Meeting set forth in the table below are incumbent directors. Each of the nominees has consented to serve as a director if elected. Except to the extent that authority to vote for any directors is withheld in a proxy, shares represented by proxies will be voted FOR such nominees. In the event that any of the nominees for director should before the Meeting become unable to serve if elected, shares represented by proxies will be voted for such substitute nominees as may be recommended by the Company's existing Board of Directors, unless other directions are given in the proxies. To the Company's knowledge, all the nominees will be available to serve.

The following biographical information is furnished with respect to each of the six nominees for election at the Meeting:

Nominee                    Age    Principal Occupation                            Director Since
-------                    ---    --------------------                            --------------
John E. Martin (1)         52     Chairman of  the Board of the Company                1997

Martin R. Diedrich (2)     39     Vice Chairman of the Board, Secretary and            1985
                                  Chief Coffee Officer of the Company

Timothy J. Ryan (3)        58     President and Chief Executive Officer of the         1997
                                  Company

Peter Churm (4)            72     Chairman Emeritus, Furon Company,                    1996
                                  a diversified manufacturing company

Lawrence Goelman (5)       57     Managing Partner, Tremont Partners, a                1996
                                  private investment firm

Paul C. Heeschen (6)       41     Principal, Heeschen & Associates,                    1996
                                  a private investment firm


---------------
(1) Mr. Martin was appointed as Chairman of the Board of Directors by the Board of Directors as of November 17, 1997. From 1983 to 1996, Mr. Martin was Chairman and Chief Executive Officer of Taco Bell Worldwide. From October 1996 to June 1997, Mr. Martin was President of PepsiCo's Casual Dining Division. Mr. Martin is also Chairman of publicly held Newriders Inc., a restaurant company which owns and operates Easyriders Cafes, and Chairman of Pacific Restaurant Adventures, a privately held company which owns and operates several restaurants in Southern California. Mr. Martin serves on the Boards of Directors of: Williams Sonoma, Inc., Franchise Mortgage Acceptance Company and The Good Guys! Inc.

(2) Mr. Diedrich has served as an Officer and Director of the Company since 1985. In April 1997, he became Vice Chairman of the Board and Chief Coffee Officer as well as continuing as the Company's Corporate Secretary. Prior to that time, Mr. Diedrich served as Director of Coffee. In addition, he served as Chairman of the Board from January 1996 to April 1997. Mr. Diedrich is an internationally recognized coffee expert who speaks frequently at industry and trade association functions.

(3) Mr. Ryan was appointed as President and Chief Executive Officer by the Board of Directors effective November 17, 1997. From December 1995 until his retirement in December 1996, Mr. Ryan was President of Sizzler U.S.A., a division of Sizzler International, Inc., of which he was also Senior Vice President. From November 1988 to December 1993, Mr. Ryan was Senior Vice President of Marketing at Taco Bell Worldwide, and from December 1993 to December 1995, he was Senior Vice President of Taco Bell's Casual Dining Division.

(4) Mr. Churm joined the Board of Directors in October 1996. He has been Chairman Emeritus of Furon Company since 1992. He served as Chairman of the Board of Furon Company from May 1980 through February 1992 and was President of that company for more than sixteen years prior to that time. He is presently a member of the boards of directors of Furon Company and CKE Restaurants, Inc.

(5) Mr. Goelman was the interim Chief Executive Officer of the Company from March 1997 to November 1997 and has served as a member of the Board of Directors since October 1996. He assumed the position of Chairman of the Board in March 1997 until he was replaced by John E. Martin on November 17, 1997. Most recently, Mr. Goelman served as President and Chief Executive Officer of Pinnacle Micro, Inc. from May 1996 to December 1996. Mr. Goelman has also been a managing partner of Tremont Partners, Inc. since June 1995. Prior to that, he served as Chairman, President and Chief Executive Officer of CostCare, Inc. for fourteen years. Mr. Goelman also currently serves as a director of Imagyn Medical Technologies, Inc.

(6) Mr. Heeschen became a director of the Company in January 1996. For the past five years, Mr. Heeschen has been a principal of Heeschen & Associates, a private investment firm. He is also the sole general partner of D.C.H., L.P. and Redwood Enterprises VII, L.P., and a trustee of the Palm Trust, each of which are stockholders of the Company.

BOARD COMMITTEES AND MEETINGS

         The Company's Board of Directors has standing Compensation and Audit Committees. The Company has no standing nominating committee but rather the Board of Directors acts as a committee of the whole with respect to nominations for membership on the Board. The members of each Committee and the functions performed thereby are described below:

         Audit Committee. The Audit Committee of the Board of Directors currently consists of Mr. Churm, Mr. Heeschen and Mr. Goelman, each of whom have been a member of the Audit Committee since its formation. The Audit Committee reviews the results and scope of the audit and other services provided by the Company's independent auditors, reviews and evaluates the Company's internal control functions and monitors transactions between the Company and its employees, officers and directors.

         Compensation Committee. The Compensation Committee of the Board of Directors consisted of Mr. Churm, Mr. Goelman and Mr. Heeschen for the fiscal year ended January 29, 1997 and for the subsequent interim period until March 11, 1997. From March 11, 1997 to November 17, 1997 the Compensation Committee consisted of Mr. Churm and Mr. Heeschen. The Compensation Committee presently consists of Messrs. Churm, Goelman and Heeschen. The Compensation Committee administers the Company's stock option plans and sets compensation levels for executive officers of the Company.

         During the Company's fiscal year ended January 28, 1998, there were ten meetings of the Board of Directors, one meeting of the Audit Committee, and one meeting of the Compensation Committee. While a director, each of the current Board members attended 75% or more of the meetings of the Board of Directors and meetings of the committees on which he served during such period.

DIRECTORS' COMPENSATION

         Directors who are also employees of the Company receive no extra compensation for their service on the Board. Non-employee directors receive reimbursement for out-of-pocket expenses incurred in attending Board meetings and receive certain stock option grants under the Company's 1996 Non-Employee Directors Stock Option Plan (the "Non-Employee Directors Plan").

         Pursuant to the Company's 1996 Non-Employee Directors Plan, each non-employee director of the Company automatically receives, upon becoming a director, a one-time grant of an option to purchase up to 10,000 shares of the Company's Common Stock. These initial options will vest and become exercisable with respect to 50% of the underlying shares upon the earlier of (i) the first anniversary of the grant date or (ii) immediately prior to the first annual meeting of stockholders of the Company following the grant date, if the recipient has remained a non-employee director for the entire period from the grant date to such earlier date, and with respect to the remaining 50% of the underlying shares upon the earlier of (i) the second anniversary of the grant date or (ii) immediately prior to the second annual meeting of stockholders of the Company following the grant date, if the recipient has remained a non-employee director for the entire period from the grant date to such earlier date. In addition to an initial grant, each non-employee director will also receive, upon re-election to the Board, an automatic grant of an option to purchase up to 5,000 additional shares of the Company's Common Stock. These additional options will vest and become exercisable upon the earlier of (i) the first anniversary of the grant date or (ii) immediately prior to the annual meeting of stockholders of the Company following the grant date, if the recipient has remained a non-employee director for the entire period from the grant date to such earlier date.

         All non-employee director options have a term of ten years and an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. The Non-Employee Directors Plan provides that the exercise price may be paid by Company loan or withholding of underlying stock, or deferred until completion of broker-assisted exercise and sale transactions. Vesting of non-employee director options accelerates if the recipient of the option ceases to be a director of the Company in connection with a change in control. During the fiscal year ended January 28, 1998, options to purchase an aggregate of 10,000 shares of the Company's Common Stock were issued to the Company's non-employee directors pursuant to the terms of the Non-Employee Directors Plan.

         The disinterested directors adopted and approved the 1997 Non-Employee Director's Stock Option Plan and Agreement in April 1997 to recognize and compensate the outside directors for their service to the Company above and beyond normal requirements. Pursuant to that Plan, one time grants of options to purchase up to 10,000 shares of the Company's Common Stock were granted to each of Mr. Churm and Mr. Heeschen. These options vested on April 25, 1998, twelve months after they were granted. No more options are available for grant under the 1997 Non-Employee Directory Stock Option Plan and Agreement.

                              BOARD RECOMMENDATIONS

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE SIX NOMINEES FOR DIRECTOR DESCRIBED IN PROPOSAL 1.

                        THE COMPANY'S EXECUTIVE OFFICERS

         The following table sets forth certain information regarding the executive officers of the Company as of May 15, 1998.

Name                                    Age          Position with the Company
----                                    ---          -------------------------
John E. Martin......................    52           Chairman of the Board
Martin R. Diedrich..................    39           Vice Chairman, Secretary and Chief Coffee Officer
Timothy J. Ryan.....................    58           President and Chief Executive Officer
Ann Wride...........................    36           Vice President and Chief Financial Officer
Michael P. Reeves...................    43           Vice President, Marketing and Human Resources
John B. Bayley......................    49           Vice President, Finance and Controller

         For a description of the backgrounds of Messrs. Martin, Diedrich and Ryan, see "Election of Directors - Nominees for Election." The biographical information for Ms. Wride and Messrs. Reeves and Bayley are set forth below.

         ANN WRIDE. Ms. Wride joined the Company in April 1998 as Vice President and Chief Financial Officer. Previously, Ms. Wride was Vice President and Chief Financial Officer of Advantica Restaurant Group Inc.'s CoCo's/Carrows Division from May 1996 to March 1998. Prior to joining Advantica, Ms. Wride served as Vice President, Finance of Family Restaurant Inc. where she worked in various capacities since 1989.

         MICHAEL P. REEVES. Mr. Reeves joined the Company in June 1997 as Vice President Marketing and Human Resources. Prior to joining the Company he was Director of Marketing and Human Resources at Platinum Rotisserie, L.L.C., a developer of Boston Market stores based in North Carolina from September 1993 to June 1997. From November, 1990 to September, 1993, Mr. Reeves was Director of Marketing and Human Resources for Domino's Pizza of North Carolina.

         JOHN B. BAYLEY. Mr. Bayley joined the Company in November 1996 as Controller. He was appointed Acting Vice President, Finance and Controller in April 1997 and Vice President, Finance and Controller in November 1997. From January 1996 until joining the Company, he was self-employed as a consultant. From February 1991 through December 1995, Mr. Bayley served as Vice President, Treasurer of Sizzler International, Inc.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

         The following table sets forth certain information with respect to compensation paid by the Company during the last three fiscal years to the Company's present and former Chief Executive Officers, and the Company's next most highly compensated persons who were serving as executive officers of the Company on January 28, 1998 and whose total annual salary and bonus for that fiscal year exceeded $100,000 (the "Named Executive Officers"). The table also includes information regarding the two executive officers who would have been Named Executive Officers but for the fact they were no longer executive officers at the end of fiscal 1998.

                                                                                  Long-Term
                                                                 Annual         Compensation
                                                              Compensation         Awards
                                                              ------------         ------
                                                                                 Securities
                                                 Fiscal                          Underlying         All Other
Name and Principal Position                       Year          Salary ($)        Options (#)       Compensation
---------------------------                       ----          ----------        -----------       ------------
Timothy J. Ryan (1)                               1998            $33,035          600,000              --
     Chief Executive Officer                      1997               --               --                --
     and President                                1996               --               --                --

Lawrence Goelman (2)                              1998            $89,192          100,000              --
     Former Interim Chief                         1997                                --                --
     Executive Officer                            1996               --               --                --

Steven A. Lupinacci (3)                           1998            $30,352             --              $75,000
     Former Chief Executive Officer,              1997           $130,000             --                --
     President and Chief Financial Officer        1996            116,638          131,350              --

Martin R. Diedrich                                1998           $100,000             --                --
     Vice Chairman of the Board, Secretary        1997            100,000             --                --
     and Chief Coffee Officer                     1996             87,500             --                --

Kerry Coin (4)                                    1998           $158,428             --                --
     Former Executive Vice President              1997             53,918          120,000              --
     and Chief Operating Officer                  1996                 --             --                --


---------------------------

(1) Mr. Ryan was appointed President and Chief Executive Officer by the Board of Directors on November 17, 1998. Accordingly, he did not earn or receive any compensation from the Company before fiscal 1998.

(2) Mr. Goelman served as Chairman of the Board and Interim Chief Executive Officer from March 12, 1997 to November 17, 1997. Accordingly, he did not earn or receive any compensation from the Company before fiscal 1998.

(3) Mr. Lupinacci resigned as Chief Executive Officer, President and Chief Financial Officer effective March 12, 1997 and Lawrence Goelman assumed the position of interim Chief Executive Officer on the same date. Compensation shown includes $75,000 paid in fiscal 1998 pursuant to the terms of Mr. Lupinacci's Separation and Release Agreement.

(4) Mr. Coin joined the Company as Executive Vice President and Chief Operating Officer in August 1996. Accordingly, he did not earn or receive any compensation from the Company until the fiscal year ended January 29, 1997. He resigned as of January 28, 1998. Pursuant to the terms of his Separation and Release Agreement dated January 28, 1998, Mr. Coin retained options to purchase up to 80,000 shares of the Company's Common Stock. See "Employment Agreements and Compensation Agreements" and "Ten Year Option/SAR Repricings" below.

OPTIONS GRANTS IN LAST FISCAL YEAR

         The following table sets forth information regarding stock options granted to the Named Executive Officers during the fiscal year ended January 28, 1998.

                                      PERCENT
                                      OF TOTAL                                POTENTIAL REALIZABLE VALUE AT
                        NUMBER OF     OPTIONS                                 ASSUMED ANNUAL RATES OF STOCK
                        SECURITIES    GRANTED TO                              PRICE APPRECIATION FOR OPTION
                        UNDERLYING    EMPLOYEES      EXERCISE                            TERM (1)
                         OPTIONS      IN FISCAL       PRICE       EXPIRATION  -----------------------------
        NAME            GRANTED(#)       YEAR       ($/SHARE)       DATE         5% ($)          10% ($)
        ----            ----------    ---------   ------------    ----------  -----------      ------------
Timothy J. Ryan (2)         50,000                $    3.50       11/17/07    $ 89,695.38     $ 246,483.15
                            75,000                     4.50       11/17/07      59,543.07       294,724.72
                           125,000                     5.00       11/17/07      36,738.44       428,707.87
                           175.000                     8.00       11/17/07              -        75,191.02
                           175,000                    10.00       11/17/07              -                -
                                       32.8%

Lawrence Goelman (3)       100,000      5.5%      $    2.75        4/23/07   $ 172,946.02     $ 438,279.18

Steven A. Lupinacci            ___      ___            ___          ___               ___              ___

Martin R. Diedrich             ___      ___            ___          ___               ___              ___

Kerry W. Coin (4)           80,000      4.4%      $    3.00        1/28/99   $  16,268.78     $  32,806.55


---------------------------

(1) The potential realizable values listed are based on an assumption that the market price of the Company's Common Stock appreciates at the stated rate, compounded annually, from the date of grant to the expiration date. The 5% and 10% assumed rates of appreciation are determined by the rules of the Securities and Exchange Commission and do not represent the Company's estimate of the future market price of the Company's Common Stock.

(2) All of Mr. Ryan's options were granted pursuant to his Stock Option Plan and Agreement dated November 17, 1997 which was approved by the Company's stockholders on January 22, 1998, the terms of which are described under "Employment Agreements and Compensation Arrangements."

(3) All of Mr. Goelman's options were granted pursuant to his employment letter agreement dated April 23, 1997, the terms of which are described under "Employment Agreements and Compensation Arrangements."

(4) On September 24, 1997, the Company repriced Mr. Coin's options as set forth in the "Ten-Year Option Repricing" table. Pursuant to Mr. Coin's Separation and Release Agreement dated as of January 28, 1998, options to purchase 40,000 shares of the Company's Common Stock were terminated and Mr. Coin retained the options to purchase 80,000 shares of the Company's Common Stock. Mr. Coin's Separation and Release Agreement is described under "Employment Agreements and Compensation Arrangements."

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

         The following table sets forth the number of shares covered by exercisable and unexercisable options held by the Named Executive Officers on January 28, 1998, and the aggregate gains that would have been realized had these options been exercised on January 28, 1998, even though these options were not exercised, and the unexercisable options could not have been exercised, on that date. The Named Executive Officers did not exercise any stock options during the 1998 fiscal year.

                                   Number of Securities                      Value of Unexercised
                                  Underlying Unexercised                    In-the-Money Options
         Name                 Options at Fiscal Year End (#)               At Fiscal Year End ($)(1)
         ----                -----------------------------------       -----------------------------------
                             Exercisable       Unexercisable (2)       Exercisable       Unexercisable (2)
                             -----------       -----------------       -----------       -----------------
Timothy J. Ryan                250,000              350,000              425,000                   __
Lawrence Goelman               100,000                   __              350,000                   __
Steven A. Lupinacci             79,183                   __              380,078                   __
Martin Diedrich                     __                   __                   __                   __
Kerry Coin                      62,500               17,500              203,125               56,875
John E. Martin                 550,000              300,000           $1,137,500         $         __

---------------------------

(1) These amounts represent the difference between the exercise price of the in-the-money options and the market price of the Company's Common Stock on January 28, 1998. The closing price of the Company's Common Stock on that day on the NASDAQ National Market System was $6.25. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

(2) Future exercisability is subject to a number of factors, including, but not limited to, the optionee remaining employed by the Company.

TEN-YEAR OPTION REPRICINGS

         On September 24, 1997, the Company's Compensation Committee reduced the exercise price of the options granted on August 26, 1996 to Kerry W. Coin, the Company's former Executive Vice President and Chief Operating Officer, under the Company's 1996 Stock Incentive Plan (see "Report of the Compensation Committee on Executive Compensation -- Repricing of Options"). The following table provides information concerning the repricing of these options.

                                                                                                          Length of
                                        Number of                                                          Original
                                        Securities    Market Price                                       Option Term
                                        Underlying    Of Stock At    Exercise Price                      Remaining at
                                         Options        Time Of        At Time Of       New Exercise       Date of
                                       Repriced Or    Repricing Or    Repricing Or          Price        Repricing or
         Name               Date       Amended (#)     Amendment        Amendment            ($)          Amendment
         ----               ----       -----------    ------------   --------------   ----------------   --------------
Kerry W. Coin             9/24/97        120,000 (1)       $3.00          $9.50       $3.00 for 90,000   8 years, 11
   Former Executive                                                                        shares           months
   Vice President and
   Chief Operating                                                                    $4.50 for 30,000
   Officer                                                                                 shares

---------------------------

(1) Pursuant to the terms of Mr. Coin's Separation and Release Agreement dated as of January 28, 1998, options to purchase 30,000 shares at $4.50 per share and 10,000 shares at $3.00 per share were terminated.

               EMPLOYMENT AGREEMENTS AND COMPENSATION ARRANGEMENTS

         John E. Martin

         On November 17, 1997, John E. Martin entered into a letter agreement with the Company appointing him as a director of the Company and as Chairman of the Board. The agreement provides for a base salary of $100,000 per year for so long as Mr. Martin continues as Chairman of the Board. Mr. Martin is not to receive employee benefits nor any other compensation to which he would otherwise be entitled for serving on the Board and he may be terminated at the discretion of the Board at any time with or without reason. The Company has agreed to employ a full-time executive assistant on his behalf with an annual salary not to exceed $72,000 per year. The Company also agreed to reimburse Mr. Martin for all reasonable and necessary travel and other business expenses incurred in connection with the performance of services under the agreement; to enter into an indemnification agreement with Mr. Martin in the form provided to each of the other directors and executive officers of the Company; and to reimburse Mr. Martin for reasonable legal and accounting fees incurred in connection with the negotiation and execution of the agreement in an amount not to exceed $10,000. Finally, the agreement recognizes that Mr. Martin's other business interests relate to restaurants and provides that the Company waives any rights or claims to other business opportunities involving the restaurant business which may become available to Mr. Martin, other than opportunities involving the coffeehouse business or other businesses in which the principal activity involves the sale of coffee and coffee beverages.

         On November 17, 1997, the Company and Mr. Martin also entered into a Stock Option Plan and Agreement (the "Martin Option Agreement"). Mr. Martin was granted options to purchase an aggregate of 850,000 shares of Common Stock of the Company for the purpose of encouraging and rewarding Mr. Martin's contributions to the performance of the Company and to align Mr. Martin's interests with the interests of the stockholders. The Martin Option Agreement was entered into subject to the approval of stockholders and was approved at a Special Meeting held on January 22, 1998. The options granted to Mr. Martin are exercisable, at the following exercise prices: 450,000 shares of Common Stock at an exercise price of $4.00 per share; 100,000 shares of Common Stock at an exercise price of $5.00 per share; 150,000 shares of Common Stock at an exercise price of $8.00 per share and 150,000 shares of Common Stock at an exercise price of $10.00 per share. All of the options granted to Mr. Martin become exercisable on the earlier of May 15, 2002 or as soon as the closing price of the Company's Common Stock on the Nasdaq National Market exceeds the respective exercise price for at least seven trading days in any period of ten consecutive trading days. All options are to terminate if unexercised on November 17, 2002 or, if Mr. Martin resigns from the Company or Mr. Martin's employment is terminated by the Company for cause (as defined in the Martin Option Agreement), the options will become unexercisable within sixty days. The Company has agreed to file a registration statement on Form S-8 with the Securities and Exchange Commission to register the issuance and exercise of options under this agreement. Any exercise of options is contingent upon the receipt of all requisite governmental approvals and consents as well as upon applicable federal, state and local tax withholding requirements. Only Mr. Martin is eligible to receive options under the Martin Option Agreement and the options are not transferable or assignable. Subject to the discretion of the Compensation Committee of the Board of Directors, Mr. Martin may pay the exercise price for his options with cash or by delivery of shares of the Company's Common Stock with a value equal to the exercise price or through a combination of cash and shares.

         Timothy J. Ryan

         On November 17, 1997, Timothy J. Ryan entered into a two year employment agreement with the Company regarding his role as President and Chief Executive Officer. The agreement provides for an annual salary of $200,000 per year, a discretionary performance bonus which may be awarded by the Compensation Committee after twelve months of employment (not to initially exceed 25% of Mr. Ryan's base salary), and employee benefits that include three weeks annual vacation leave, reimbursement for all reasonable and necessary travel and other business expenses incurred in connection with the performance of services under the agreement, and the payment of a monthly car allowance of $600.00. The employment agreement may be terminated before the completion of two years in the event of Mr. Ryan's sustained incapacity as defined in the agreement or by the Company for cause as defined in the agreement. Mr. Ryan may also be terminated for any other reason, however, in such event, Mr. Ryan will be entitled to receive a severance payment equal to fifty percent of his base salary.

         On November 17, 1997, the Company and Mr. Ryan also entered into the Stock Option Plan and Agreement (the "Ryan Option Agreement"). Mr. Ryan was granted options to purchase an aggregate of 600,000 shares of the Common Stock of the Company for the purpose of encouraging and rewarding Mr. Ryan's contributions to the performance of the Company and to align Mr. Ryan's interests with the interests of the stockholders. The Ryan Option Agreement was entered into subject to the approval of stockholders, and was approved at a Special Meeting on January 22, 1998. The options granted to Mr. Ryan are exercisable, at the following exercise prices: 50,000 shares of Common Stock at an exercise price of $3.50 per share; 75,000 shares of Common Stock at an exercise price of $4.50 per share; 125,000 shares of Common Stock at an exercise price of $5.00 per share; 175,000 shares of Common Stock at an exercise price of $8.00 per share and 175,000 shares of Common Stock at an exercise price of $10.00 per share. The options become exercisable on the earlier of (i) May 15, 2002 or (ii) upon the satisfaction of two conditions: (x) the options having vested pursuant to a vesting schedule set forth in the agreement, and (y) after the date of the agreement, the closing price of the Common Stock on the Nasdaq National Market shall have exceeded the option price per share for at least seven trading days in any period of ten consecutive trading days. All options are to terminate if unexercised on November 17, 2002 or, if Mr. Ryan resigns from the Company without good cause (as defined in Mr. Ryan's employment agreement) or Mr. Ryan's employment is terminated by the Company for cause (as defined in Mr. Ryan's employment agreement), the options will become unexercisable within sixty days. The Company has agreed to file a registration statement on Form S-8 with the Securities and Exchange Commission to register the issuance and exercise of options under this agreement. Any exercise of options is contingent upon the receipt of all requisite governmental approvals and consents as well as upon applicable federal, state and local tax withholding requirements. Only Mr. Ryan is eligible to receive options under the Ryan Option Agreement and the options are not transferable or assignable. Subject to the discretion of the Compensation Committee of the Board of Directors, Mr. Ryan may pay the exercise price for his options with cash or by delivery of shares of the Company's Common Stock with a value equal to the exercise price or through a combination of cash and shares.

         Lawrence Goelman

         On April 23, 1997, Lawrence Goelman, a director of the Company, entered into a letter agreement with the Company regarding his role as interim Chairman and Chief Executive Officer. The agreement provided for a salary of $10,000 per month for so long as Mr. Goelman served in the role of interim Chief Executive Officer and/or Chairman. In addition, he received options pursuant to the Company's 1996 Stock Incentive Plan to purchase 100,000 shares of the Company's Common Stock at an exercise price of $2.75 per share, which represented the closing price for the stock on the date of the agreement. Options to purchase 25,000 shares became exercisable on April 23, 1997 and options to purchase the remaining 75,000 shares became exercisable in increments of 15,000 shares commencing on May 23, 1997 and on the 23rd day of each month thereafter. Mr. Goelman served as Interim Chief Executive Officer and Chairman of the Board until November 17, 1997 at which time he was replaced as Chief Executive Officer by Timothy J. Ryan and as Chairman by John E. Martin. All of the options are vested. Mr. Goelman continues to serve as a Director.

         Martin R. Diedrich

         In June 1995, Martin R. Diedrich entered into a three-year employment agreement with the Company. The agreement provides for an annual base salary of $100,000 per year, subject to periodic adjustment by the Board of Directors. The Board of Directors may also grant Mr. Diedrich performance bonuses based upon the Company's performance and Mr. Diedrich's contributions thereto. Mr. Diedrich is also entitled to receive employee benefits consistent with the Company's policies for other senior executives. The agreement further provides that Mr. Diedrich shall not be required to relocate outside of Orange County, California as a condition to his employment.

         Ann Wride

         Ms. Wride entered into an employment agreement in March 1998 with the Company which provides for an annual base salary of $155,000, subject to periodic adjustment by the Chief Executive Officer and the Compensation Committee. Ms. Wride is also entitled to receive employee benefits consistent with the Company's policies for other senior executives and is eligible for performance bonuses based upon the Company's performance and Ms. Wride's contributions thereto. The agreement also provides for the grant of options pursuant to the Company's 1996 Stock Incentive Plan to purchase up to 50,000 shares of the Company's Common Stock at an exercise price of $5.8125 per shares, vesting pro rata over two years from the date of grant.

         Kerry W. Coin

         In August 1996, Kerry W. Coin joined the Company as its Executive Vice President and Chief Operating Officer and entered into a three year employment agreement with the Company. In April 1997, he was promoted to President and Chief Operating Officer. That agreement provided for an annual base salary of $120,000 per year, subject to periodic adjustment by the Board of Directors. Mr. Coin was also entitled to receive employee benefits consistent with the Company's policies for other senior executives and was eligible for performance bonuses based upon the Company's performance and Mr. Coin's contributions thereto. The agreement also provided for the grant of options pursuant to the Company's 1996 Stock Incentive Plan to purchase 120,000 shares of the Company's Common Stock at an exercise price of $9.50 per share, which represented the per share price of the Common Stock in the Company's initial public offering consummated in September 1996. Effective January 28, 1998, Mr. Coin resigned from his employment with the Company. Under the terms of the Separation and Release Agreement dated as of January 28, 1998 between the Company and Mr. Coin, he will be paid $10,000 each month until October 1998. In addition, he retained the option to purchase 80,000 shares of the Company's Common Stock at an exercise price of $3.00 per share.

         Steven A. Lupinacci

         In June 1995, Steven A. Lupinacci, the Company's then President, Chief Executive Officer and Chief Financial Officer, entered into a three-year employment agreement with the Company. The agreement provided for an annual base salary of $125,000 per year, subject to periodic adjustment by the Board of Directors. The Board of Directors could also grant Mr. Lupinacci performance bonuses based upon the Company's performance and Mr. Lupinacci's contributions thereto. Mr. Lupinacci was also entitled to receive employee benefits consistent with the Company's policies for other senior executives. Mr. Lupinacci resigned from the Company effective March 12, 1997. Pursuant to an agreement between the Company and Mr. Lupinacci dated May 13, 1997 which terminated his employment agreement, the Company paid Mr. Lupinacci $75,000 and agreed to pay him an additional amount of approximately $88,000 in the fiscal year ending January 27, 1999 in full satisfaction of the Company's obligations under Mr. Lupinacci's employment agreement.

         Also in June 1995, the Company entered into a stock option plan and agreement with Mr. Lupinacci. The expiration date of the agreement was June 29, 2005. The agreement provided for a maximum grant of options to purchase 131,350 shares of the Company's Common Stock at an exercise price of $1.45 per share upon the occurrence of certain events. As a result of the Company's initial public offering in September 1996, options to purchase 79,183 shares began to vest in twelve equal installments at the end of each month after the closing of the initial public offering. These options to purchase the 79,183 shares shall terminate on March 12, 1999. The remainder of the options granted under this agreement terminated on the effective date of Mr. Lupinacci's resignation from the Company.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Company's Board of Directors was formed upon consummation of the Company's initial public offering in September 1996. The Compensation Committee consisted of Mr. Churm, Mr. Goelman and Mr. Heeschen from the formation of the Committee through the remainder of the fiscal year ended January 29, 1997 and for the subsequent interim period until March 11, 1997. On March 11, 1997, immediately prior to his appointment as the Company's interim Chief Executive Officer, Mr. Goelman resigned from the Compensation Committee. From March 11, 1997 to November 17, 1997, the Compensation Committee consisted of Mr. Churm and Mr. Heeschen. Following Mr. Goelman's resignation as interim Chief Executive Officer on November 17, 1997, Mr. Goelman rejoined the Compensation Committee.

         The Compensation Committee administers the Company's stock option plans and sets compensation levels for the Company's executive officers. The Company's executive compensation policies and programs are designed to (i) provide competitive levels of overall compensation that will attract and retain the best executive talent in the industry, (ii) motivate executive officers to perform at their highest level, (iii) align executive officer and stockholder interests to create stockholder value and (iv) reward executive officers for achievement of corporate and individual objectives.

         To achieve these goals, the Compensation Committee and the Board of Directors have established an executive compensation program consisting primarily of three integrated components: base salary, annual bonus and stock options.

         Base Salary. Base salaries for executive officers are set by the Compensation Committee after considering factors such as competitive environment, experience level, position, responsibility and overall contribution of the executive. Base salaries for the Named Executive Officers were established in their respective employment agreements.

         Annual Bonus. All executive officers, including the Chief Executive Officer, are eligible to receive an annual bonus. The employment agreements for the Named Executive Officers provide for discretionary performance bonuses based upon the Company's performance and the respective Named Executive Officer's contribution thereto. The Board awarded annual bonuses to five managers, but not to any of the Named Executive Officers, for the fiscal year ended January 28, 1998.

         Stock Options. The third component of the compensation program for executive officers is in the form of stock option awards. The Company's 1996 Stock Incentive Plan provides for long-term incentive compensation for employees of the Company, including executive officers. Stock option awards align the interests of executive officers with those of stockholders by providing an equity interest in the Company, thereby providing incentive for such executive officers to maximize stockholder value. Option awards directly tie executive compensation to the value of the Company's stock. The Compensation Committee is responsible for determining, subject to the terms of the 1996 Stock Incentive Plan, the individuals to whom grants are made, the timing of grants and the number of shares per grant. The number of shares are determined based upon the individual's position in the Company, competitive Company practices and the number of unvested shares already held by the individual. Stock options are generally granted with an exercise price equal to the fair market value of the Company's Common Stock on the date of grant.

         Chief Executive Officer. The fiscal year ended January 28, 1998 was a transition period for the senior management of the Company. Steven A. Lupinacci resigned as the Company's Chief Executive Officer effective March 12, 1997 and was replaced on an interim basis by Lawrence Goelman, a member of the Board of Directors. Mr. Goelman served as the Company's Chief Executive Officer while the Board conducted a search for a successor. Mr. Goelman relinquished the position to Timothy J. Ryan effective November 17, 1997. The Company entered into an employment agreement as well as a Stock Option Plan and Agreement with Mr. Ryan. The stockholders of the Company approved the Stock Option Plan and Agreement at a Special Meeting called for that purpose on January 22, 1998. The terms of Mr. Ryan's employment agreement and Stock Option Plan and Agreement are described under "Employment Agreements and Compensation Arrangements."

         In consideration of Mr. Goelman's service as interim Chairman and Chief Executive Officer, the Compensation Committee approved payments to him of $10,000 for each month of service and granted him an option pursuant to the 1996 Stock Incentive Plan to purchase 100,000 shares of the Company's Common Stock. Mr. Goelman's options vested monthly during his service and are presently all exercisable.

         Repricing of Options. In connection with amendments to Mr. Coin's employment agreement dated September 24, 1997, the Compensation Committee approved reducing the exercise price of his options from $9.50 per share to $3.00 for the first 90,000 shares and $4.50 for the next 30,000 shares. This reduction in exercise price was approved in consideration of Mr. Coin's significant contributions towards reforming and rebuilding the Company and in recognition of the fact that the options originally granted to him had little incentive value during the period when Mr. Coin's services to the Company were most vital. Pursuant to the terms of Mr. Coin's Separation and Release Agreement dated as of January 28, 1998, Mr. Coin retained options to purchase, on the terms and conditions of that agreement, 80,000 shares of the Company's Common Stock at an exercise price of $3.00 per share. The options vest, as to 62,500 on January 27, 1998, and as to 17,500, on August 31, 1998, and expire if not exercised on January 28, 1999.

         Policy with Respect to Internal Revenue Code Section 162(m). In 1993, the Internal Revenue Code was amended to add Section 162(m). Section 162(m) and the regulations thereunder place a limit of $1 million on the amount of compensation that may be deducted by the Company in any year with respect to certain of the Company's most highly compensated officers. Section 162(m) does not, however, disallow a deduction for qualified "performance-based compensation," the material terms of which are disclosed to and approved by stockholders. At the present time, the Company's executive officer compensation levels, other than "perform once-based compensation," do not exceed $1 million. The Compensation Committee and the Board of Directors plan to take such actions in the future to minimize the loss of tax deductions related to compensation as they deem necessary and appropriate in light of specific compensation objectives.

                                          Respectfully submitted,

                                          Peter Churm
                                          Paul C. Heeschen
                                          Lawrence Goelman

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During the fiscal year ended January 28, 1998 The Compensation Committee of the Company's Board of Directors consisted of Mr. Churm, Mr. Goelman and Mr. Heeschen until March 11, 1997. From March 11, 1997 to November 17, 1997, the Compensation Committee consisted of Mr. Churm and Mr. Heeschen. Except for Mr. Goelman, who served as a member of the Compensation Committee prior to his appointment as Chief Executive Officer of the Company on March 12, 1997 and returned to the Compensation Committee after resigning effective November 17, 1997, no member of the Compensation Committee was, at any time during the fiscal year ended January 28, 1998 or at any other time, an officer or employee of the Company. There are no Compensation Committee interlocks between the Company and other entities involving the Company's executive officers and Board members who serve as executive officers or Board members of such other entities.

                             STOCK PERFORMANCE GRAPH

         The following graph compares the cumulative total stockholder return on the Company's Common Stock for the period beginning on September 12, 1996 (the date on which the Company's Common Stock was first publicly traded) and ending on January 29, 1997 with the Center for Research in Securities Prices ("CRSP") Total Return Index for the NASDAQ National Market (U.S. Companies) and the CSRP Total Return Index for NASDAQ Retail Trade Stocks. Although the graph would normally cover a five-year period, the Company's Common Stock has been publicly traded only since September 12, 1996, so the graph commences as of such date. The comparisons in the graph are required by the U.S. Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.


                                       9/12/96     10/30/96     1/29/97     4/30/97      7/30/97    10/2/97      1/28/98
                                       -------     --------     -------     -------      -------    -------      -------
Diedrich Coffee, Inc.                    100           96          81          25           29          29          60
NASDAQ Stock Market-US                   100          105         118         112          135         137         139
NASDAQ - Retail                                       100         100          91          110         115         118

                              CERTAIN TRANSACTIONS

         In March 1997, the Company received a commitment for a $1 million line of credit on arms-length terms from D.C.H., L.P., a significant stockholder of the Company. As of May 8, 1998, D.C.H., L.P. owned approximately 24.8% of the Company's outstanding Common Stock. In addition, Mr. Heeschen, a director of the Company, is the sole general partner of D.C.H., L.P. On May 27, 1997, the Company made a promissory note (the "Note") for the benefit of the Palm Trust of which Paul Heeschen, a director, is trustee, replacing the credit extended by D.C.H., L.P. Mr. Heeschen has no beneficial interest in the Palm Trust. The Note provided for borrowing by the Company up to $1,500,000 with interest accruing at the prime rate plus 3-1/2%. The full amount was borrowed by the Company and fully paid and discharged on October 20, 1997.

         On November 17, 1997, the Company entered into a Common Stock purchase agreement with John E. Martin under which it agreed to issue and sell 333,333 restricted shares of Common Stock of the Company to Mr. Martin at $3.00 per share, such price representing the fair market value of the Common Stock at the time of the agreement. Such sale represents an investment of approximately $1,000,000 in the Company by Mr. Martin. That sale and investment by Mr. Martin was completed on January 28, 1998.

         On November 17, 1997, the Company also entered into a Common Stock purchase agreement with Timothy J. Ryan under which it agreed to issue and sell 16,667 restricted shares of Common Stock of the Company to Mr. Ryan at $3.00 per share, such price representing the fair market value of the Common Stock at the time of the agreement. Such sale represents an investment of approximately $50,000 in the Company by Mr. Ryan. The sale and investment by Mr. Ryan was completed on January 28, 1998.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under the securities laws of the United States, the directors and officers of the Company and persons who own more than 10% of the Company's equity securities are required to report their initial ownership of the Company's equity securities and any subsequent changes in that ownership to the U.S. Securities and Exchange Commission and the NASDAQ National Market. Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any late filings during the fiscal year ended January 28, 1998. To the Company's knowledge, based solely on its review of the copies of such reports required to be furnished to the Company during the fiscal year ended January 28, 1998, all of these reports were timely filed except that certain Forms 4 for Messrs. Goelman, Coin, Churm, and Eddison, and Forms 5 for Messrs. Martin and Ryan were not timely filed.

                                   PROPOSAL 2

           RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

         By selection of the Company's Board of Directors, the accounting firm of KPMG Peat Marwick LLP, certified public accountants, has served as the Company's auditor since January 17, 1997. The Board of Directors has again selected KPMG Peat Marwick LLP to serve as the Company's independent accountants for the fiscal year ending January 27, 1999. The matter is not required to be submitted for stockholder approval, but the Board of Directors elects to seek ratification of its selection of the independent accountants by the affirmative vote of a majority of the shares represented and voted at the Meeting. If the stockholders do not ratify this selection, the Board of Directors will reconsider its selection of KPMG Peat Marwick LLP and will either continue to retain this firm or appoint new auditors upon recommendation of the Audit Committee.

         One or more representatives of KPMG Peat Marwick LLP are expected to be present at the Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING JANUARY 27, 1999.

         As previously reported by the Company in its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on January 24, 1997, effective January 17, 1997, KPMG Peat Marwick LLP was engaged as the Company's principal accountant to audit the Company's financial statements after the Company dismissed BDO Seidman, LLP as such principal accountant. The decision to change accountants was recommended by the Company's Audit Committee and approved by the Board of Directors.

         During the two fiscal years ended January 31, 1996 and the subsequent interim period through January 17, 1997, there were no disagreements with BDO Seidman, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO Seidman, LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its reports. Furthermore, the reports of BDO Seidman, LLP for the last two years did not contain an adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, scope or accounting principles.

         In addition, during the two fiscal years ended January 31, 1996 and the subsequent interim period through January 17, 1997, (a) BDO Seidman, LLP never advised the Company of any reportable event as defined in paragraphs (A) through
(D) of Regulation S-K, Item 304(a)(1)(v) and (b) the Company (or someone on its behalf) did not consult KPMG Peat Marwick LLP regarding either: (i) the application of accounting principles to a specified transaction or (ii) any matter that was either the subject of a disagreement or a reportable event.


                              STOCKHOLDER PROPOSALS

         Stockholders who wish to have proposals for action at the Company's 1999 Annual Meeting of Stockholders considered for inclusion in next year's proxy statement and form of proxy must cause their proposals to be received in writing by the Company at its address set forth on the first page of this Proxy Statement no later than January 15, 1999. Such proposals should be addressed to the Company's Secretary, and may be included in next year's proxy materials if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

                                  OTHER MATTERS

         The Board of Directors of the Company does not know of any other matters that are to be presented for action at the Meeting. Should any other matters come before the Meeting or any adjournments and postponements thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their judgment.

                                  ANNUAL REPORT

         The Company's 1998 Annual Report to Stockholders, which contains the Company's annual report on Form 10-K as filed with the U.S. Securities and Exchange Commission, has been mailed to stockholders concurrently with this Proxy Statement, but such report is not incorporated herein and is not deemed to be a part of this proxy solicitation material. A copy of the Company's 1998 Annual Report to Stockholders will be furnished without charge to stockholders upon written request to:

                       Ann Wride, Chief Financial Officer
                              Diedrich Coffee, Inc.
                              2144 Michelson Drive
                                Irvine, CA 92612

                                  DIRECTIONS TO

                              DIEDRICH COFFEE, INC.
                         ANNUAL MEETING OF STOCKHOLDERS


                                 MEETING ADDRESS
                                DISNEYLAND HOTEL
                              1313 HARBOR BOULEVARD
                            ANAHEIM, CALIFORNIA 92803



                                  JUNE 23, 1998
                                   10:00 A.M.



                         FROM THE 405 FREEWAY NORTHBOUND

                   Take the 405 Freeway north to the 55 north
                      (Riverside Freeway) to the 5 Freeway
                     north. Exit on Katella Avenue and turn
                                      left.
                           Turn right on West Street.
                            The hotel is on the left.


                         FROM THE 405 FREEWAY SOUTHBOUND

                  Take the 405 Freeway south to the 22 (Garden
                    Grove Freeway). Exit on Harbor Boulevard
                                 and turn left.
                          Turn left on Katella Avenue.
                           Turn right on West Street.
                            The hotel is on the left.


                          FROM THE 5 FREEWAY NORTHBOUND

                            Take the 5 Freeway north.
                      Exit on Katella Avenue and turn left.
                           Turn right on West Street.
                            The hotel is on the left.


                          FROM THE 5 FREEWAY SOUTHBOUND

                            Take the 5 Freeway south.
                        Exit on Ball Road and turn right.
                            Turn left on West Street.
                            The hotel is on the left.

PROXY                        DIEDRICH COFFEE, INC.
                              2144 MICHELSON DRIVE
                                IRVINE, CA 92612
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Timothy J. Ryan and John Bayley, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below all the shares of Common Stock of Diedrich Coffee, Inc. held of record by the undersigned on May 8, 1998, at the Annual Meeting of Stockholders to be held on June 23, 1998, and at any postponements or adjournments thereof. The proposals referred to below are described in the Proxy Statement for the Annual Meeting of Stockholders dated May 15, 1998.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:

1. ELECTION OF DIRECTORS. To elect the following six directors to serve until the next annual meeting of stockholders of the Company and until their respective successors are elected and qualified.

   [ ]FOR                                      [ ] WITHHOLD AUTHORITY           NOMINEES: John E. Martin, Timothy J. Ryan,
     All nominees listed at right                                               Martin Diedrich, Paul C. Heeschen,
     (except as marked to the contrary below)                                   Lawrence Goelman, Peter Churm

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

2. RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR ENDING JANUARY 27, 1999.

                 [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

                    (Important -- Please Sign on Other Side)

                          (Continued From Other Side)

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

                                                       Dated:

                                                       -------------------------

                                                       -------------------------
                                                              (Signature)

                                                       -------------------------
                                                             (Signature )

                                                       Please sign your name
                                                       exactly as it appears
                                                       hereon. When shares are
                                                       held by joint tenants,
                                                       both should sign. When
                                                       signing as attorney,
                                                       executor, administrator,
                                                       trustee or guardian,
                                                       please give full title as
                                                       such. If a corporation,
                                                       please sign in full
                                                       corporate name by
                                                       President or other
                                                       authorized officer. If a
                                                       partnership, please sign
                                                       in full partnership name
                                                       by authorized person.

 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.